UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2019

CATCHMARK TIMBER TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 2650 Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 858-9794

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value Per Share	CTT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                       ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Renewal of Employment Agreements
CatchMark Timber Trust, Inc. (the “Company”) is party to employment agreements, dated as of October 30, 2013, with each of Mr. Jerrold Barag, the Company’s Chief Executive Officer, and Mr. Brian M. Davis, the Company’s President and Chief Financial Officer (the “Employment Agreements”). Each Employment Agreement was amended effective as of December 31, 2018 by First Amendments thereto (the “First Amendments”) to extend the terms of the Employment Agreements until December 31, 2019. Effective as of December 19, 2019, the Company entered into Second Amendments to each of the Employment Agreements (the “Second Amendments”) to extend the terms of the Employment Agreements for another year, expiring on December 31, 2020.
The Employment Agreements were filed as Exhibits 10.9 and 10.11 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013, and the First Amendments thereto were filed as Exhibits 10.17 and 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and the terms of the Employment Agreements as amended by the First Amendments, are incorporated herein by reference.
The foregoing summary of the Second Amendments is qualified in its entirety by reference to the Second Amendments which are filed herewith as Exhibits 10.1 and 10.2 and incorporated herein by reference.
Triple T Bonus Agreement
On December 19, 2019, the Company entered into a Bonus Agreement (the “Bonus Agreement”) with Mr. John F. Rasor, the President of TexMark Timber Treasury, L.P. (“Triple T”), a joint venture with a consortium of institutional investors for which a subsidiary of the Company is the asset manager and in which the Company has invested $200 million.  Triple T owns 1.1 million acres of high-quality East Texas industrial timberlands that were acquired in July 2018 for $1.39 billion.  Mr. Rasor is the former Chief Operating Officer of the Company.  The Bonus Agreement provides that in the event that, prior to July 6, 2028, a transaction occurs with respect to Triple T in which the Company receives a return of its initial capital contribution plus a return of 10.25% per annum thereon, Mr. Rasor will be entitled to receive a bonus equal to 8.25% of the amount the Company receives in excess of such 10.25% return and 15.0% of the amount the Company receives in excess of a 12.5% per annum return, subject to a cap of $3 million.  Mr. Rasor’s right to receive the bonus if and when it becomes payable, if at all, will vest on the earliest to occur of the following: (i) July 6, 2022, provided that he remains employed as of such date; (ii) Mr. Rasor’s termination of employment by Triple T without “cause” (as defined in the bonus agreement); (iii) the date of Mr. Rasor’s “approved resignation” (as defined in the bonus agreement); or (iv) the date of Mr. Rasor’s death or disability.
The foregoing summary of the Bonus Agreement is qualified in its entirety by reference to the Bonus Agreement which is filed herewith as Exhibit 10.3 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits:

Exhibit No.	Description
10.1	Second Amendment to Employment Agreement by and between CatchMark Timber Trust, Inc. and Jerrold Barag, dated as of December 19, 2019.
10.2	Second Amendment to Employment Agreement by and between CatchMark Timber Trust, Inc. and Brian M. Davis, dated as of December 19, 2019.
10.3	Bonus Agreement by and between CTT Employee, LLC and John F. Rasor, dated as of December 19, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

Date: December 19, 2019	By:	/s/ Brian M. Davis
Brian M. Davis
President and Chief Financial Officer